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                                                                   EXHIBIT 23.6

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-44745 of TCI Communications, Inc. and Tele-Communications, Inc. on Form S-3 of our report dated March 14, 1997 on the consolidated financial statements of Sprint Spectrum Holding Company, L.P. and subsidiaries (which expresses an unqualified opinion and includes an explanatory paragraph referring to the developmental stage of Sprint Spectrum Holding Company, L.P. and subsidiaries) for each of the two years in the period ended December 31, 1996, for the period from October 24, 1994 (date of inception) to December 31, 1994 and for the cumulative period from October 24, 1994 (date of inception) to December 31, 1996, included and incorporated by reference in the Annual Report on Form 10-K of Tele-Communications, Inc., as amended by Form 10-K/A (Amendment No. 1), for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Kansas City, Missouri
February 9, 1998